UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

TREND INNOVATIONS HOLDING INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-225433 (Commission File Number)	38-4053064 (I.R.S. Employer Identification Number)

44A Gedimino avenue

Vilnius, 01110, Lithuania

T: +1540-4950016

Direct: +370.6263.5884

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company (X)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ( )

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable

Item 1.01	Entry Into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities
Item 5.01	Change in Control of Registrant

Acquiring Avant! AI Assets

On April 3, 2023, Trend Innovation Holdings, Inc. (the “Company”), entered into an Asset Purchase Agreement (“APA”) along with GBT Tokenize Corp. (“Seller”), which Seller developed and owns a proprietary system and method named Avant-Ai, which is a text-generation, deep learning self-training model that is working based on an innovative, unique concept which learns on its own and constantly enhances its information database with the advantage of unsupervised learning capabilities (the “System”).

At closing, in consideration of acquiring the System, the Company shall issue to the Seller 26,000,000 common shares of the Company (the “Shares”). The Shares will be restricted per Rule 144 as promulgated under the Securities Act of 1933, as amended (the “1933 Act”) and Seller agreed to a lock-up period of nine (9) months following closing (the “Lock Up Term”). In the event the Company is unable to up-list to Nasdaq either through a business combination or otherwise prior to the expiration of the Lock Up Term, the Seller may request within three (3) business days of the expiration of the Lock-Up Term, that all transactions contemplated by the APA be unwound.

In addition, the Company and Seller entered into a license agreement regarding the System, granting the Seller a perpetual, irrevocable, non-exclusive, non-transferable license for using the System enabling everyday users to have the experience of trading nft/crypto and become famous according to their artwork creations, without actually performing an actual trade while monetizing on their artwork creations.

Acquiring Instant Fame Assets

On April 3, 2023, the Company, entered into an Asset Purchase Agreement (“Treasure APA”) with Treasure Drive Ltd. (“TD”) pursuant to which the Company agreed to acquire a technology portfolio including certain source codes and pending patent applications which have applications in a variety of areas including creating systems and methods of facilitating digital rating and secured sales of digital works as well as core virtual reality platforms known as digital auction systems, rating and secure sales via open bid auctions (“Instant Fame Assets”).

At closing, in consideration of the Instant Fame Assets, the Company shall issue to TD 5,000 convertible preferred shares of the Company with a stated valued at $5,000 per share each (the “Preferred Shares”). The Preferred Shares may be converted at the option of TD into the Company shares of common stock at a conversion price equal to a 5% discount to the weighted average closing price during the five (5) days prior of such conversion, and will include a 4.99% beneficial ownership limitation. The Preferred Shares will have no voting rights and will be entitled to a payment equal to the stated value of the Preferred Shares in the event of the Company liquidation only. In the event the Company is unable to up-list to Nasdaq either through a business combination or otherwise prior to the expiration of the Lock Up Term, TD may request within three (3) business days of the expiration of the Lock-Up Term, that all transactions contemplated by the Treasure APA be unwound.

In addition, the Company and Elentina Group, LLC (“Elentina”) entered into a Service Agreements in which Elentina, was engaged to provide certain capital markets services for a flat quarterly fee of $75,000 paid in shares of common stock (the “Eletina Common Stock”). The Elentina Common Stock to be issued within five days of the first day of quarter during the term (ie January 1, April 1, July 1 and October 1). The Eletina Common Stock shall be fully earned upon issuance. The number of shares of Eletina Common Stock to be issued will be determined by dividing the quarterly fee of $75,000 by the Company’s ten (10) day VWAP, which shall at no point be less than $0.10 per share.

The offer, sale and issuance of the above securities was made to an accredited investor and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated there under with regard to the sale. No advertising or general solicitation was employed in offering the securities. The offer and sales were made to an accredited investor and transfer of the common stock will be restricted by the Company in accordance with the requirements of the Securities Act of 1933, as amended.

The foregoing description of the terms of the above transactions do not purport to be complete and are qualified in their entirety by reference to the provisions of such agreements, the forms of which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Asset Purchase Agreement by and between Trend Innovation Holdings, Inc and GBT Technologies, Inc and GBT Tokenize Corp. dated April 3, 2023
10.2	Technology License Agreement by and between Trend Innovation Holdings, Inc., GBT Technologies, Inc. and GBT Tokenize Corp. c
10.3	Asset Purchase Agreement by and between Trend Innovation Holdings, Inc and Treasure Drive Ltd. Dated April 3, 2023
10.4	Services Agreement between Trend Innovation Holdings, Inc and Elentina Group, LLC dated April 3, 2023
99.1	Tokenize – Avant-AI – Exhibt AI Technology Overview
99.2	EXHBIT A – DESIGN DOCUMENT – An Integral Part of TECHNOLOGY LICENSE AGREEMENT
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 3, 2023	TREND INNOVATIONS HOLDING INC.

	By:	/s/	Natalija Tunevic
		Name:	Natalija Tunevic
		Title:	President, Secretary and Director